Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
First Quarter 2022

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Earnings Summary
Interest income - taxable equivalent	$1,063	$1,066	$1,017	$1,018	$1,024
Interest expense - taxable equivalent	37	37	41	43	46
Net interest income - taxable equivalent	1,026	1,029	976	975	978
Less: Taxable-equivalent adjustment	11	10	11	12	11
Net interest income	1,015	1,019	965	963	967
Provision for (benefit from) credit losses	(36)	110	(155)	(337)	(142)
Net interest income after provision for (benefit from) credit losses	1,051	909	1,120	1,300	1,109
Non-interest income	584	615	649	619	641
Non-interest expense	933	983	938	898	928
Income before income taxes	702	541	831	1,021	822
Income tax expense	154	103	180	231	180
Net income	$548	$438	$651	$790	$642
Net income available to common shareholders	$524	$414	$624	$748	$614

Earnings per common share - basic	$0.56	$0.44	$0.65	$0.78	$0.64
Earnings per common share - diluted	$0.55	$0.43	$0.65	$0.77	$0.63

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$89,335	$87,784	$83,270	$84,074	$84,755
Allowance for credit losses	(1,492)	(1,574)	(1,499)	(1,684)	(2,068)
Assets	164,082	162,938	156,153	155,610	153,331
Deposits	141,022	139,072	132,039	131,484	129,602
Long-term borrowings	2,343	2,407	2,451	2,870	2,916
Shareholders' equity	16,982	18,326	18,605	18,252	17,862
Average balances
Loans, net of unearned income	$87,814	$86,548	$83,350	$84,551	$84,755
Assets	161,728	160,051	155,630	154,678	146,554
Deposits	138,734	136,682	131,897	131,132	122,937
Long-term borrowings	2,390	2,433	2,774	2,901	3,192
Shareholders' equity	17,717	18,308	18,453	18,000	18,038

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Return on average assets* (1)	1.38%	1.09%	1.66%	2.05%	1.78%
Return on average common shareholders' equity*	13.23%	9.86%	14.75%	18.35%	15.20%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	21.00%	15.07%	21.34%	26.91%	22.28%
Efficiency ratio	57.9%	59.8%	57.7%	56.4%	57.3%
Adjusted efficiency ratio (non-GAAP) (2)	57.9%	58.8%	56.6%	56.9%	56.8%
Common book value per share	$16.42	$17.69	$17.75	$17.38	$16.87
Tangible common book value per share (non-GAAP) (2)	$10.06	$11.38	$12.32	$11.94	$11.46
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	5.93%	6.83%	7.79%	7.58%	7.43%
Common equity (3)	$10,912	$10,844	$11,628	$11,190	$10,952
Total risk-weighted assets (3)	$116,248	$113,343	$108,052	$107,943	$106,261
Common equity Tier 1 ratio (3)	9.4%	9.6%	10.8%	10.4%	10.3%
Tier 1 capital ratio (3)	10.8%	11.0%	12.3%	11.9%	11.9%
Total risk-based capital ratio (3)	12.5%	12.7%	14.1%	13.9%	14.0%
Leverage ratio (3)	8.0%	8.1%	8.8%	8.6%	8.9%
Effective tax rate	21.9%	18.9%	21.7%	22.6%	21.9%
Allowance for credit losses as a percentage of loans, net of unearned income	1.67%	1.79%	1.80%	2.00%	2.44%
Allowance for credit losses to non-performing loans, excluding loans held for sale	446%	349%	283%	253%	280%
Net interest margin (FTE)*	2.85%	2.83%	2.76%	2.81%	3.02%
Adjusted net interest margin (FTE) (non-GAAP) (2) *	3.43%	3.34%	3.30%	3.31%	3.40%
Loans, net of unearned income, to total deposits	63.3%	63.1%	63.1%	63.9%	65.4%
Net charge-offs as a percentage of average loans*	0.21%	0.20%	0.14%	0.23%	0.40%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.37%	0.51%	0.64%	0.79%	0.87%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale	0.39%	0.54%	0.66%	0.93%	0.90%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale (4)	0.53%	0.70%	0.80%	1.09%	1.09%
Associate headcount—full-time equivalent(5)	19,723	19,626	18,963	18,814	18,926
ATMs	2,054	2,068	2,051	2,051	2,101
Branch Statistics
Full service	1,259	1,268	1,276	1,280	1,332
Drive-through/transaction service only	35	34	34	33	34
Total branch outlets	1,294	1,302	1,310	1,313	1,366

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 5, 6, 9, 10, and 19.
(3)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 17 for amounts related to these loans.
(5)Associate headcount for the fourth quarter of 2021 includes approximately 620 associates from acquisitions closed in the quarter.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Interest income on:
Loans, including fees	$876	$902	$847	$849	$854
Debt securities	138	134	135	131	133
Loans held for sale	9	6	7	12	12
Other earning assets	29	14	17	14	14
Total interest income	1,052	1,056	1,006	1,006	1,013
Interest expense on:
Deposits	13	13	15	17	19
Long-term borrowings	24	24	26	26	27
Total interest expense	37	37	41	43	46
Net interest income	1,015	1,019	965	963	967
Provision for (benefit from) credit losses	(36)	110	(155)	(337)	(142)
Net interest income after provision for (benefit from) credit losses	1,051	909	1,120	1,300	1,109
Non-interest income:
Service charges on deposit accounts	168	166	162	163	157
Card and ATM fees	124	127	129	128	115
Wealth management income	101	100	95	96	91
Capital markets income	73	83	87	61	100
Mortgage income	48	49	50	53	90
Securities gains (losses), net	—	—	1	1	1
Other	70	90	125	117	87
Total non-interest income	584	615	649	619	641
Non-interest expense:
Salaries and employee benefits	546	575	552	532	546
Equipment and software expense	95	96	90	89	90
Net occupancy expense	75	76	75	75	77
Other	217	236	221	202	215
Total non-interest expense	933	983	938	898	928
Income before income taxes	702	541	831	1,021	822
Income tax expense	154	103	180	231	180
Net income	$548	$438	$651	$790	$642
Net income available to common shareholders	$524	$414	$624	$748	$614
Weighted-average shares outstanding—during quarter:
Basic	938	949	955	958	961
Diluted	947	958	962	965	968
Actual shares outstanding—end of quarter	933	942	955	955	961
Earnings per common share: (1)
Basic	$0.56	$0.44	$0.65	$0.78	$0.64
Diluted	$0.55	$0.43	$0.65	$0.77	$0.63
Taxable-equivalent net interest income	$1,026	$1,029	$976	$975	$978
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	3/31/2022			12/31/2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$2	$—	0.18%	$1	$—	0.18%
Debt securities (2)	29,342	138	1.88	29,264	134	1.83
Loans held for sale	782	9	4.89	855	6	2.98
Loans, net of unearned income:
Commercial and industrial	43,993	447	4.10	42,254	468	4.39
Commercial real estate mortgage—owner-occupied	5,237	57	4.35	5,386	60	4.34
Commercial real estate construction—owner-occupied	269	3	3.91	263	3	3.95
Commercial investor real estate mortgage	5,514	30	2.19	5,531	30	2.13
Commercial investor real estate construction	1,568	11	2.83	1,654	11	2.72
Residential first mortgage	17,496	135	3.09	17,413	136	3.12
Home equity	6,163	55	3.55	6,334	55	3.51
Consumer credit card	1,142	35	12.48	1,155	35	12.16
Other consumer—exit portfolios	987	14	5.84	1,160	18	5.71
Other consumer	5,445	100	7.42	5,398	96	7.13
Total loans, net of unearned income	87,814	887	4.07	86,548	912	4.18
Interest bearing deposits in other banks	26,606	13	0.20	26,121	10	0.15
Other earning assets	1,306	16	5.02	1,276	4	1.41
Total earning assets	145,852	1,063	2.93	144,065	1,066	2.94
Unrealized gains/(losses) on debt securities available for sale, net (2)	(549)			331
Allowance for loan losses	(1,472)			(1,572)
Cash and due from banks	2,200			2,143
Other non-earning assets	15,697			15,084
	$161,728			$160,051
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$15,539	5	0.13	$14,854	5	0.12
Interest-bearing checking	27,771	2	0.03	26,000	2	0.03
Money market	31,402	2	0.02	31,483	1	0.02
Time deposits	5,905	4	0.30	6,505	5	0.36
Total interest-bearing deposits (3)	80,617	13	0.07	78,842	13	0.07
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	44	—	0.19
Other short-term borrowings	9	—	0.16	—	—	—
Long-term borrowings	2,390	24	4.06	2,433	24	3.93
Total interest-bearing liabilities	83,016	37	0.18	81,319	37	0.18
Non-interest-bearing deposits (3)	58,117	—	—	57,840	—	—
Total funding sources	141,133	37	0.11	139,159	37	0.11
Net interest spread (2)			2.75			2.76
Other liabilities	2,878			2,566
Shareholders’ equity	17,717			18,308
Noncontrolling interest	—			18
	$161,728			$160,051
Net interest income /margin FTE basis (2)		$1,026	2.85%		$1,029	2.83%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.04% for the quarter ended March 31, 2022 and 0.04% for the quarter ended December 31, 2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	9/30/2021			6/30/2021			3/31/2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$2	$—	0.18%	$9	$—	0.13%	$—	$—	—%
Debt securities (2)	29,308	135	1.85	28,633	$131	1.83	27,180	133	1.96
Loans held for sale	1,044	7	2.64	1,382	12	3.36	1,603	12	3.10
Loans, net of unearned income:
Commercial and industrial	41,892	464	4.38	43,140	467	4.32	42,816	459	4.33
Commercial real estate mortgage—owner-occupied	5,436	60	4.37	5,358	60	4.42	5,375	60	4.48
Commercial real estate construction—owner-occupied	246	2	4.14	276	3	4.05	303	3	3.89
Commercial investor real estate mortgage	5,605	32	2.18	5,521	30	2.19	5,375	30	2.22
Commercial investor real estate construction	1,706	12	2.72	1,761	12	2.73	1,847	13	2.75
Residential first mortgage	17,198	135	3.15	16,795	134	3.19	16,606	134	3.23
Home equity	6,523	58	3.53	6,774	60	3.52	7,085	62	3.55
Consumer credit card	1,128	35	12.19	1,108	33	12.13	1,151	35	12.19
Other consumer—exit portfolios	1,363	19	5.63	1,599	22	5.60	1,884	26	5.66
Other consumer	2,253	41	7.06	2,219	40	7.20	2,313	43	7.47
Total loans, net of unearned income	83,350	858	4.07	84,551	861	4.07	84,755	865	4.11
Interest bearing deposits in other banks	25,144	9	0.15	23,337	7	0.11	16,509	4	0.10
Other earning assets	1,303	8	2.06	1,297	7	2.20	1,279	10	3.27
Total earning assets	140,151	1,017	2.88	139,209	1,018	2.92	131,326	1,024	3.14
Unrealized gains/(losses) on debt securities available for sale, net (2)	674			627			867
Allowance for loan losses	(1,581)			(1,896)			(2,139)
Cash and due from banks	1,937			2,094			1,931
Other non-earning assets	14,449			14,644			14,569
	$155,630			$154,678			$146,554
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$14,328	4	0.13	$13,914	5	0.14	$12,340	5	0.15
Interest-bearing checking	25,277	2	0.03	25,044	2	0.03	24,171	2	0.04
Money market	30,765	2	0.02	30,762	2	0.03	29,425	3	0.04
Time deposits	4,527	7	0.55	4,813	8	0.64	5,158	9	0.74
Other deposits	1	—	1.50	4	—	0.55	4	—	1.81
Total interest-bearing deposits (3)	74,898	15	0.08	74,537	17	0.09	71,098	19	0.11
Long-term borrowings	2,774	26	3.65	2,901	26	3.59	3,192	27	3.42
Total interest-bearing liabilities	77,672	41	0.20	77,438	43	0.22	74,290	46	0.25
Non-interest-bearing deposits (3)	56,999	—	—	56,595	—	—	51,839	—	—
Total funding sources	134,671	41	0.12	134,033	43	0.13	126,129	46	0.15
Net interest spread (2)			2.67			2.70			2.89
Other liabilities	2,506			2,645			2,387
Shareholders’ equity	18,453			18,000			18,038
	$155,630			$154,678			$146,554
Net interest income/margin FTE basis (2)		$976	2.76%		$975	2.81%		$978	3.02%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.04% for the quarter ended September 30, 2021, 0.05% for the quarter ended June 30, 2021 and 0.06% for the quarter ended March 31, 2021.

Adjusted Net Interest Margin (non-GAAP)
Regions believes the adjusted net interest margin (non-GAAP) provides investors with meaningful additional information about Regions' performance when margin associated with the SBA's Paycheck Protection Program (PPP) loans and excess cash are excluded from net interest margin (GAAP).

	Quarter-ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Net interest margin (FTE) (GAAP)	2.85%	2.83%	2.76%	2.81%	3.02%
Impact of SBA PPP loans (1)	(0.02)%	(0.09)%	(0.05)%	(0.05)%	(0.04)%
Impact of excess cash (2)	0.60%	0.60%	0.59%	0.55%	0.42%
Adjusted net interest margin (FTE) (non-GAAP)	3.43%	3.34%	3.30%	3.31%	3.40%
_______
(1) The impact of SBA PPP loans was determined using average PPP loan balances and the related net interest income.
(2) The impact of excess cash was determined using the average cash balance in excess of $750 million and the related net interest income. The $750 million threshold approximates the average cash balance for the four quarters preceding the outbreak of the COVID-19 pandemic.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders.

	Quarter Ended
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Net income available to common shareholders (GAAP)	$524	$414	$624	$748	$614	$110	26.6%	$(90)	(14.7)%
Preferred dividends and other (GAAP) (1)	24	24	27	42	28	—	—%	(4)	(14.3)%
Income tax expense (GAAP)	154	103	180	231	180	51	49.5%	(26)	(14.4)%
Income before income taxes (GAAP)	702	541	831	1,021	822	161	29.8%	(120)	(14.6)%
Provision for (benefit from) credit losses (GAAP)	(36)	110	(155)	(337)	(142)	(146)	(132.7)%	106	74.6%
Pre-tax pre-provision income (non-GAAP)	666	651	676	684	680	15	2.3%	(14)	(2.1)%
Other adjustments:
Securities (gains) losses, net	—	—	(1)	(1)	(1)	—	NM	1	NM
Gain on equity investment	—	—	—	—	(3)	—	NM	3	100.0%
Leveraged lease termination gains, net	(1)	—	(2)	—	—	(1)	NM	(1)	NM
Bank-owned life insurance (2)	—	—	—	(18)	—	—	NM	—	NM
Salaries and employee benefits—severance charges	—	1	—	2	3	(1)	(100.0)%	(3)	(100.0)%
Branch consolidation, property and equipment charges	1	—	—	—	5	1	NM	(4)	(80.0)%
Contribution to the Regions Financial Corporation foundation	—	—	—	1	2	—	NM	(2)	(100.0)%
Loss on early extinguishment of debt	—	—	20	—	—	—	NM	—	NM
Professional, legal and regulatory expenses(3)	—	15	—	—	—	(15)	(100.0)%	—	NM
Total other adjustments	—	16	17	(16)	6	(16)	(100.0)%	(6)	(100.0)%
Adjusted pre-tax pre-provision income (non-GAAP)	$666	$667	$693	$668	$686	$(1)	(0.1)%	$(20)	(2.9)%

______
NM - Not Meaningful
(1) The second quarter 2021 amount includes $13 million of Series A preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed during the second quarter of 2021.
(2) The second quarter 2021 amount relates to an individual BOLI claim benefit.
(3)    Amounts are professional and legal expenses related to acquisitions.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Service charges on deposit accounts	$168	$166	$162	$163	$157	$2	1.2%	$11	7.0%
Card and ATM fees	124	127	129	128	115	(3)	(2.4)%	9	7.8%
Wealth management income	101	100	95	96	91	1	1.0%	10	11.0%
Capital markets income (1)	73	83	87	61	100	(10)	(12.0)%	(27)	(27.0)%
Mortgage income (2)	48	49	50	53	90	(1)	(2.0)%	(42)	(46.7)%
Commercial credit fee income	22	23	23	23	22	(1)	(4.3)%	—	—%
Bank-owned life insurance	14	14	18	33	17	—	—%	(3)	(17.6)%
Market value adjustments on employee benefit assets-other (3)	(14)	—	5	8	7	(14)	NM	(21)	(300.0)%
Gain on equity investment	—	—	—	—	3	—	—%	(3)	(100.0)%
Securities gains (losses), net	—	—	1	1	1	—	—%	(1)	(100.0)%
Other miscellaneous income	48	53	79	53	38	(5)	(9.4)%	10	26.3%
Total non-interest income	$584	$615	$649	$619	$641	$(31)	(5.0)%	$(57)	(8.9)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Production and sales	$43	$46	$57	$50	$76	$(3)	(6.5)%	$(33)	(43.4)%
Loan servicing	27	27	26	25	24	—	—%	3	12.5%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	47	(6)	(3)	(38)	90	53	NM	(43)	(47.8)%
MSRs hedge gain (loss)	(52)	1	(12)	32	(83)	(53)	NM	31	37.3%
MSRs change due to payment decay	(17)	(19)	(18)	(16)	(17)	2	10.5%	—	—%
MSR and related hedge impact	(22)	(24)	(33)	(22)	(10)	2	8.3%	(12)	(120.0)%
Total mortgage income	$48	$49	$50	$53	$90	$(1)	(2.0)%	(42)	(46.7)%

Mortgage production - portfolio	$1,021	$1,273	$1,548	$1,746	$1,470	$(252)	(19.8)%	$(449)	(30.5)%
Mortgage production - agency/secondary market	819	1,133	1,276	1,255	1,306	(314)	(27.7)%	(487)	(37.3)%
Total mortgage production	$1,840	$2,406	$2,824	$3,001	$2,776	$(566)	(23.5)%	$(936)	(33.7)%

Mortgage production - purchased	65.7%	58.6%	59.7%	63.6%	51.3%
Mortgage production - refinanced	34.3%	41.4%	40.3%	36.4%	48.7%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Investment management and trust fee income	$75	$74	$69	$69	$66	$1	1.4%	$9	13.6%
Investment services fee income	26	26	26	27	25	—	—%	1	4.0%
Total wealth management income (4)	$101	$100	$95	$96	$91	$1	1.0%	$10	11.0%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Capital markets income	$73	$83	$87	$61	$100	$(10)	(12.0)%	$(27)	(27.0)%
Less: Valuation adjustments on customer derivatives (5)	6	—	1	(4)	11	6	NM	(5)	(45.5)%
Capital markets income excluding valuation adjustments	$67	$83	$86	$65	$89	$(16)	(19.3)%	$(22)	(24.7)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)Mortgage income in the first quarter of 2022 includes approximately $12 million in gains associated with the re-securitization and sale of approximately $285 million of Ginnie Mae loans that had been previously repurchased from their pools.
(3)These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Salaries and employee benefits	$546	$575	$552	$532	$546	$(29)	(5.0)%	$—	—%
Equipment and software expense	95	96	90	89	90	(1)	(1.0)%	5	5.6%
Net occupancy expense	75	76	75	75	77	(1)	(1.3)%	(2)	(2.6)%
Outside services	38	41	38	39	38	(3)	(7.3)%	—	—%
Marketing	24	32	23	29	22	(8)	(25.0)%	2	9.1%
Professional, legal and regulatory expenses	17	33	21	15	29	(16)	(48.5)%	(12)	(41.4)%
Credit/checkcard expenses	26	15	16	17	14	11	73.3%	12	85.7%
FDIC insurance assessments	14	13	11	11	10	1	7.7%	4	40.0%
Visa class B shares expense	5	8	4	6	4	(3)	(37.5)%	1	25.0%
Loss on early extinguishment of debt	—	—	20	—	—	—	—%	—	NM
Branch consolidation, property and equipment charges	1	—	—	—	5	1	NM	(4)	(80.0)%
Other	92	94	88	85	93	(2)	(2.1)%	(1)	(1.1)%
Total non-interest expense	$933	$983	$938	$898	$928	$(50)	(5.1)%	$5	0.5%

_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Also presented is a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Non-interest expense (GAAP)	A	$933	$983	$938	$898	$928	$(50)	(5.1)%	$5	0.5%
Adjustments:
Contribution to the Regions Financial Corporation foundation		—	—	—	(1)	(2)	—	NM	2	100.0%
Branch consolidation, property and equipment charges		(1)	—	—	—	(5)	(1)	NM	4	80.0%
Salaries and employee benefits—severance charges		—	(1)	—	(2)	(3)	1	100.0%	3	100.0%
Loss on early extinguishment of debt		—	—	(20)	—	—	—	NM	—	NM
Professional, legal and regulatory expenses (1)		—	(15)	—	—	—	15	100.0%	—	NM
Adjusted non-interest expense (non-GAAP)	B	$932	$967	$918	$895	$918	$(35)	(3.6)%	$14	1.5%
Net interest income (GAAP)	C	$1,015	$1,019	$965	$963	$967	$(4)	(0.4)%	$48	5.0%
Taxable-equivalent adjustment		11	10	11	12	11	1	10.0%	—	NM
Net interest income, taxable-equivalent basis	D	$1,026	$1,029	$976	$975	$978	$(3)	(0.3)%	$48	4.9%
Non-interest income (GAAP)	E	584	615	649	619	641	(31)	(5.0)%	(57)	(8.9)%
Adjustments:
Securities (gains) losses, net		—	—	(1)	(1)	(1)	—	NM	1	100.0%
Gain on equity investment		—	—	—	—	(3)	—	NM	3	100.0%
Leveraged lease termination gains		(1)	—	(2)	—	—	(1)	NM	(1)	NM
Bank-owned life insurance (2)		—	—	—	(18)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	F	$583	$615	$646	$600	$637	(32)	(5.2)%	$(54)	(8.5)%
Total revenue	C+E=G	$1,599	$1,634	$1,614	$1,582	$1,608	$(35)	(2.1)%	$(9)	(0.6)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,598	$1,634	$1,611	$1,563	$1,604	$(36)	(2.2)%	$(6)	(0.4)%
Total revenue, taxable-equivalent basis	D+E=I	$1,610	$1,644	$1,625	$1,594	$1,619	$(34)	(2.1)%	$(9)	(0.6)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,609	$1,644	$1,622	$1,575	$1,615	$(35)	(2.1)%	$(6)	(0.4)%
Operating leverage ratio (GAAP) (3)	I-A									(1.1)%
Adjusted operating leverage ratio (non-GAAP) (3)	J-B									(1.9)%
Efficiency ratio (GAAP) (3)	A/I	57.9%	59.8%	57.7%	56.4%	57.3%
Adjusted efficiency ratio (non-GAAP) (3)	B/J	57.9%	58.8%	56.6%	56.9%	56.8%
Fee income ratio (GAAP) (3)	E/I	36.3%	37.4%	40.0%	38.8%	39.6%
Adjusted fee income ratio (non-GAAP) (3)	F/J	36.2%	37.4%	39.8%	38.1%	39.4%
________
NM - Not Meaningful
(1)Amounts are professional and legal expenses related to acquisitions.
(2)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measure

Return Ratio

The table below provides a calculation of “return on average tangible common shareholders’ equity”. Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	A	$524	$414	$624	$748	$614
Average shareholders' equity (GAAP)		$17,717	$18,308	$18,453	$18,000	$18,038
Less:
Average intangible assets (GAAP)		6,043	5,852	5,285	5,292	5,309
Average deferred tax liability related to intangibles (GAAP)		(100)	(98)	(96)	(96)	(104)
Average preferred stock (GAAP)		1,659	1,660	1,659	1,659	1,656
Average tangible common shareholders' equity (non-GAAP)	B	$10,115	$10,894	$11,605	$11,145	$11,177
Return on average tangible common shareholders' equity (non-GAAP) *(1)	A/B	21.00%	15.07%	21.34%	26.91%	22.28%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Components:
Beginning allowance for loan losses (ALL)	$1,479	$1,428	$1,597	$1,976	$2,167

Loans charged-off:
Commercial and industrial	23	23	21	35	45
Commercial real estate mortgage—owner-occupied	3	—	1	1	1
Commercial real estate construction—owner-occupied	—	—	—	—	1
Total commercial	26	23	22	36	47
Commercial investor real estate mortgage	—	1	—	4	15
Total investor real estate	—	1	—	4	15
Residential first mortgage	—	1	—	—	1
Home equity—lines of credit	1	1	1	2	2
Home equity—closed-end	1	—	—	1	—
Consumer credit card	10	10	9	12	12
Other consumer—exit portfolios	6	6	7	7	11
Other consumer	33	30	20	21	26
Total consumer	51	48	37	43	52
Total	77	72	59	83	114

Recoveries of loans previously charged-off:
Commercial and industrial	13	12	14	14	16
Commercial real estate mortgage—owner-occupied	—	—	2	1	—
Total commercial	13	12	16	15	16
Commercial investor real estate mortgage	—	—	1	2	—
Total investor real estate	—	—	1	2	—
Residential first mortgage	2	2	—	2	1
Home equity—lines of credit	3	3	3	5	3
Home equity—closed-end	1	1	1	2	—
Consumer credit card	2	3	2	3	3
Other consumer—exit portfolios	2	—	2	1	2
Other consumer	8	7	4	6	6
Total consumer	18	16	12	19	15
Total	31	28	29	36	31

Net charge-offs (recoveries):
Commercial and industrial	10	11	7	21	29
Commercial real estate mortgage—owner-occupied	3	—	(1)	—	1
Commercial real estate construction—owner-occupied	—	—	—	—	1
Total commercial	13	11	6	21	31
Commercial investor real estate mortgage	—	1	(1)	2	15
Total investor real estate	—	1	(1)	2	15
Residential first mortgage	(2)	(1)	—	(2)	—
Home equity—lines of credit	(2)	(2)	(2)	(3)	(1)
Home equity—closed-end	—	(1)	(1)	(1)	—
Consumer credit card	8	7	7	9	9
Other consumer—exit portfolios	4	6	5	6	9
Other consumer	25	23	16	15	20
Total consumer	33	32	25	24	37
Total	$46	$44	$30	$47	$83

Provision for (benefit from) loan losses	$(17)	$86	$(139)	$(332)	$(108)
Initial allowance on acquired purchased credit deteriorated loans	—	9	—	—	—
Ending allowance for loan losses (ALL)	1,416	1,479	1,428	1,597	1,976
Beginning reserve for unfunded credit commitments	95	71	87	92	126
Provision for (benefit from) unfunded credit losses	(19)	24	(16)	(5)	(34)
Ending reserve for unfunded commitments	76	95	71	87	92
Allowance for credit losses (ACL) at period end	$1,492	$1,574	$1,499	$1,684	$2,068

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Net loan charge-offs as a % of average loans, annualized (1):
Commercial and industrial	0.09%	0.11%	0.06%	0.19%	0.28%
Commercial real estate mortgage—owner-occupied	0.20%	0.01%	(0.06)%	(0.03)%	0.09%
Commercial real estate construction—owner-occupied	(0.03)%	0.18%	0.10%	0.38%	0.93%
Total commercial	0.10%	0.10%	0.05%	0.17%	0.26%
Commercial investor real estate mortgage	(0.01)%	0.01%	(0.05)%	0.19%	1.11%
Commercial investor real estate construction	—%	—%	—%	(0.01)%	—%
Total investor real estate	(0.01)%	0.01%	(0.03)%	0.14%	0.82%
Residential first mortgage	(0.05)%	(0.02)%	(0.01)%	(0.04)%	—%
Home equity—lines of credit	(0.17)%	(0.22)%	(0.24)%	(0.29)%	(0.06)%
Home equity—closed-end	(0.07)%	(0.16)%	(0.10)%	(0.10)%	—%
Consumer credit card	2.83%	2.42%	2.57%	3.17%	3.19%
Other consumer—exit portfolios	1.83%	1.69%	1.58%	1.49%	1.98%
Other consumer	1.89%	1.69%	2.80%	2.63%	3.56%
Total consumer	0.44%	0.39%	0.35%	0.34%	0.52%
Total	0.21%	0.20%	0.14%	0.23%	0.40%
Non-performing loans, excluding loans held for sale	$335	$451	$530	$666	$738
Non-performing loans held for sale	7	13	3	99	8
Non-performing loans, including loans held for sale	342	464	533	765	746
Foreclosed properties	9	10	13	15	21
Non-performing assets (NPAs)	$351	$474	$546	$780	$767
Loans past due > 90 days (2)	$125	$140	$124	$134	$154
Criticized loans—business (3)	$2,539	$2,905	$3,054	$3,222	$3,756
Credit Ratios (1):
ACL/Loans, net	1.67%	1.79%	1.80%	2.00%	2.44%
ALL/Loans, net	1.59%	1.69%	1.71%	1.90%	2.33%
Allowance for credit losses to non-performing loans, excluding loans held for sale	446%	349%	283%	253%	280%
Allowance for loan losses to non-performing loans, excluding loans held for sale	423%	328%	269%	240%	268%
Non-performing loans, excluding loans held for sale/Loans, net	0.37%	0.51%	0.64%	0.79%	0.87%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.39%	0.54%	0.66%	0.93%	0.90%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (2)	0.53%	0.70%	0.80%	1.09%	1.09%
(1)Amounts have been calculated using whole dollar values.
(2)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.
(3)Business represents the combined total of commercial and investor real estate loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2022		12/31/2021		9/30/2021		6/30/2021		3/31/2021
Commercial and industrial	$216	0.47%	$305	0.70%	$359	0.86%	$472	1.11%	$426	0.98%
Commercial real estate mortgage—owner-occupied	32	0.61%	52	0.98%	68	1.26%	76	1.41%	93	1.73%
Commercial real estate construction—owner-occupied	10	3.75%	11	4.11%	11	4.22%	10	4.02%	9	3.24%
Total commercial	258	0.50%	368	0.75%	438	0.92%	558	1.16%	528	1.08%
Commercial investor real estate mortgage	2	0.04%	3	0.06%	4	0.07%	4	0.07%	100	1.86%
Total investor real estate	2	0.03%	3	0.05%	4	0.05%	4	0.05%	100	1.39%
Residential first mortgage	31	0.18%	33	0.19%	37	0.22%	51	0.30%	53	0.32%
Home equity—lines of credit	37	1.02%	40	1.08%	44	1.15%	45	1.12%	48	1.12%
Home equity—closed-end	7	0.28%	7	0.27%	7	0.27%	8	0.30%	9	0.31%
Total consumer	75	0.24%	80	0.25%	88	0.31%	104	0.36%	110	0.38%
Total non-performing loans	$335	0.37%	$451	0.51%	$530	0.64%	$666	0.79%	$738	0.87%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2022		12/31/2021		9/30/2021		6/30/2021		3/31/2021
Commercial and industrial	$37	0.08%	$64	0.15%	$34	0.08%	$35	0.08%	$42	0.10%
Commercial real estate mortgage—owner-occupied	6	0.11%	4	0.09%	7	0.14%	7	0.13%	9	0.16%
Commercial real estate construction—owner-occupied	1	0.46%	—	0.07%	1	0.23%	—	0.14%	1	0.27%
Total commercial	44	0.09%	68	0.14%	42	0.09%	42	0.09%	52	0.11%
Commercial investor real estate mortgage	16	0.29%	—	—%	—	—%	4	0.07%	2	0.04%
Commercial investor real estate construction	—	—%	—	—%	—	—%	—	—%	1	0.03%
Total investor real estate	16	0.23%	—	—%	—	—%	4	0.06%	3	0.04%
Residential first mortgage—non-guaranteed (1)	58	0.34%	64	0.38%	60	0.36%	51	0.31%	62	0.39%
Home equity—lines of credit	20	0.55%	21	0.57%	22	0.56%	18	0.45%	22	0.50%
Home equity—closed-end	12	0.47%	11	0.44%	10	0.40%	10	0.39%	12	0.47%
Consumer credit card	13	1.12%	15	1.23%	12	1.02%	11	0.95%	12	1.09%
Other consumer—exit portfolios	11	1.21%	14	1.30%	14	1.08%	15	0.99%	18	1.06%
Other consumer	45	0.82%	46	0.85%	17	0.75%	16	0.70%	17	0.77%
Total consumer (1)	159	0.64%	171	0.67%	135	0.49%	121	0.43%	143	0.51%
Total accruing 30-89 days past due loans (1)	$219	0.25%	$239	0.27%	$177	0.21%	$167	0.20%	$198	0.24%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2022		12/31/2021		9/30/2021		6/30/2021		3/31/2021
Commercial and industrial	$5	0.01%	$5	0.01%	$3	0.01%	$4	0.01%	$8	0.02%
Commercial real estate mortgage—owner-occupied	1	0.01%	1	0.01%	2	0.03%	2	0.03%	1	0.02%
Total commercial	6	0.01%	6	0.01%	5	0.01%	6	0.01%	9	0.02%
Residential first mortgage—non-guaranteed (2)	61	0.36%	74	0.44%	68	0.41%	75	0.46%	87	0.55%
Home equity—lines of credit	19	0.52%	21	0.56%	20	0.53%	21	0.51%	19	0.45%
Home equity—closed-end	11	0.45%	12	0.49%	13	0.49%	13	0.48%	14	0.52%
Consumer credit card	12	1.11%	12	1.04%	11	0.97%	12	1.05%	14	1.25%
Other consumer—exit portfolios	2	0.19%	2	0.21%	2	0.18%	2	0.17%	3	0.18%
Other consumer	14	0.25%	13	0.23%	5	0.22%	5	0.24%	8	0.33%
Total consumer (2)	119	0.50%	134	0.58%	119	0.43%	128	0.46%	145	0.52%
Total accruing 90+ days past due loans (2)	$125	0.14%	$140	0.16%	$124	0.15%	$134	0.16%	$154	0.18%

Total delinquencies (1) (2)	$344	0.39%	$379	0.43%	$301	0.36%	$301	0.36%	$352	0.42%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $39 million at 3/31/2022, $40 million at 12/31/2021, $40 million at 9/30/2021, $46 million at 6/30/2021, and $58 million at 3/31/2021.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $37 million at 3/31/2022, $49 million at 12/31/2021, $44 million at 9/30/2021, $44 million at 6/30/2021, and $51 million at 3/31/2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Assets:
Cash and due from banks	$2,227	$1,350	$1,741	$1,820	$1,918
Interest-bearing deposits in other banks	25,718	28,061	25,766	23,774	23,002
Debt securities held to maturity	864	899	945	993	1,059
Debt securities available for sale	29,384	28,481	28,986	29,290	27,092
Loans held for sale	694	1,003	934	1,194	1,487
Loans, net of unearned income	89,335	87,784	83,270	84,074	84,755
Allowance for loan losses	(1,416)	(1,479)	(1,428)	(1,597)	(1,976)
Net loans	87,919	86,305	81,842	82,477	82,779
Other earning assets	1,504	1,187	1,269	1,246	1,262
Premises and equipment, net	1,794	1,814	1,805	1,825	1,852
Interest receivable	329	319	304	323	336
Goodwill	5,748	5,744	5,181	5,181	5,181
Residential mortgage servicing rights at fair value (MSRs)	542	418	410	392	401
Other identifiable intangible assets, net	292	305	101	108	114
Other assets	7,067	7,052	6,869	6,987	6,848
Total assets	$164,082	$162,938	$156,153	$155,610	$153,331
Liabilities and Equity:
Deposits:
Non-interest-bearing	$59,590	$58,369	$57,145	$56,468	$55,925
Interest-bearing	81,432	80,703	74,894	75,016	73,677
Total deposits	141,022	139,072	132,039	131,484	129,602
Borrowed funds:
Long-term borrowings	2,343	2,407	2,451	2,870	2,916
Other liabilities	3,735	3,133	3,040	3,004	2,951
Total liabilities	147,100	144,612	137,530	137,358	135,469
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,656
Common stock	10	10	10	10	10
Additional paid-in capital	11,983	12,189	12,479	12,467	12,740
Retained earnings	5,915	5,550	5,296	4,836	4,235
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income, net	(1,214)	289	532	651	592
Total shareholders’ equity	16,982	18,326	18,605	18,252	17,862
Noncontrolling interest	—	—	18	—	—
Total equity	16,982	18,326	18,623	18,252	17,862
Total liabilities and equity	$164,082	$162,938	$156,153	$155,610	$153,331

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
End of Period Loans

	As of
						3/31/2022		3/31/2022
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	vs. 12/31/2021		vs. 3/31/2021
Commercial and industrial	$45,643	$43,758	$41,748	$42,628	$43,241	$1,885	4.3%	$2,402	5.6%
Commercial real estate mortgage—owner-occupied	5,181	5,287	5,446	5,381	5,335	(106)	(2.0)%	(154)	(2.9)%
Commercial real estate construction—owner-occupied	273	264	252	245	293	9	3.4%	(20)	(6.8)%
Total commercial	51,097	49,309	47,446	48,254	48,869	1,788	3.6%	2,228	4.6%
Commercial investor real estate mortgage	5,557	5,441	5,608	5,449	5,405	116	2.1%	152	2.8%
Commercial investor real estate construction	1,607	1,586	1,704	1,799	1,817	21	1.3%	(210)	(11.6)%
Total investor real estate	7,164	7,027	7,312	7,248	7,222	137	1.9%	(58)	(0.8)%
Total business	58,261	56,336	54,758	55,502	56,091	1,925	3.4%	2,170	3.9%
Residential first mortgage	17,373	17,512	17,347	17,051	16,643	(139)	(0.8)%	730	4.4%
Home equity—lines of credit (1)	3,602	3,744	3,875	4,057	4,286	(142)	(3.8)%	(684)	(16.0)%
Home equity—closed-end (2)	2,500	2,510	2,556	2,588	2,631	(10)	(0.4)%	(131)	(5.0)%
Consumer credit card	1,133	1,184	1,136	1,131	1,111	(51)	(4.3)%	22	2.0%
Other consumer—exit portfolios (3)	909	1,071	1,260	1,479	1,739	(162)	(15.1)%	(830)	(47.7)%
Other consumer	5,557	5,427	2,338	2,266	2,254	130	2.4%	3,303	146.5%
Total consumer	31,074	31,448	28,512	28,572	28,664	(374)	(1.2)%	2,410	8.4%
Total Loans	$89,335	$87,784	$83,270	$84,074	$84,755	$1,551	1.8%	$4,580	5.4%
______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $2,013 million of first lien and $1,589 million of second lien at 3/31/2022.
(2)    The balance of Regions' closed-end home equity loans consists of $2,328 million of first lien and $172 million of second lien at 3/31/2022.
(3)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

	As of
End of Period Loans by Percentage	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Commercial and industrial	51.1%	49.9%	50.1%	50.7%	51.0%
Commercial real estate mortgage—owner-occupied	5.8%	6.0%	6.5%	6.4%	6.3%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	57.2%	56.2%	56.9%	57.4%	57.6%
Commercial investor real estate mortgage	6.2%	6.2%	6.7%	6.5%	6.4%
Commercial investor real estate construction	1.8%	1.8%	2.0%	2.1%	2.1%
Total investor real estate	8.0%	8.0%	8.7%	8.6%	8.5%
Total business	65.2%	64.2%	65.6%	66.0%	66.1%
Residential first mortgage	19.4%	19.9%	20.8%	20.3%	19.6%
Home equity—lines of credit	4.0%	4.3%	4.7%	4.8%	5.1%
Home equity—closed-end	2.8%	2.9%	3.1%	3.1%	3.1%
Consumer credit card	1.3%	1.3%	1.4%	1.3%	1.3%
Other consumer—exit portfolios	1.0%	1.2%	1.5%	1.8%	2.1%
Other consumer	6.3%	6.2%	2.8%	2.7%	2.7%
Total consumer	34.8%	35.8%	34.4%	34.0%	33.9%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	1Q22	4Q21	3Q21	2Q21	1Q21	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Commercial and industrial	$43,993	$42,254	$41,892	$43,140	$42,816	$1,739	4.1%	$1,177	2.7%
Commercial real estate mortgage—owner-occupied	5,237	5,386	5,436	5,358	5,375	(149)	(2.8)%	(138)	(2.6)%
Commercial real estate construction—owner-occupied	269	263	246	276	303	6	2.3%	(34)	(11.2)%
Total commercial	49,499	47,903	47,574	48,774	48,494	1,596	3.3%	1,005	2.1%
Commercial investor real estate mortgage	5,514	5,531	5,605	5,521	5,375	(17)	(0.3)%	139	2.6%
Commercial investor real estate construction	1,568	1,654	1,706	1,761	1,847	(86)	(5.2)%	(279)	(15.1)%
Total investor real estate	7,082	7,185	7,311	7,282	7,222	(103)	(1.4)%	(140)	(1.9)%
Total business	56,581	55,088	54,885	56,056	55,716	1,493	2.7%	865	1.6%
Residential first mortgage	17,496	17,413	17,198	16,795	16,606	83	0.5%	890	5.4%
Home equity—lines of credit	3,667	3,806	3,956	4,165	4,416	(139)	(3.7)%	(749)	(17.0)%
Home equity—closed-end	2,496	2,528	2,567	2,609	2,669	(32)	(1.3)%	(173)	(6.5)%
Consumer credit card	1,142	1,155	1,128	1,108	1,151	(13)	(1.1)%	(9)	(0.8)%
Other consumer—exit portfolios (1)	987	1,160	1,363	1,599	1,884	(173)	(14.9)%	(897)	(47.6)%
Other consumer	5,445	5,398	2,253	2,219	2,313	47	0.9%	3,132	135.4%
Total consumer	31,233	31,460	28,465	28,495	29,039	(227)	(0.7)%	2,194	7.6%
Total loans	$87,814	$86,548	$83,350	$84,551	$84,755	$1,266	1.5%	$3,059	3.6%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
End of Period Deposits

	As of
						3/31/2022		3/31/2022
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	vs. 12/31/2021		vs. 3/31/2021
Interest-free deposits	$59,590	$58,369	$57,145	$56,468	$55,925	$1,221	2.1%	$3,665	6.6%
Interest-bearing checking	28,001	28,018	25,217	25,512	24,757	(17)	(0.1)%	3,244	13.1%
Savings	16,101	15,134	14,573	14,099	13,500	967	6.4%	2,601	19.3%
Money market—domestic	31,677	31,408	30,736	30,725	30,448	269	0.9%	1,229	4.0%
Low-cost deposits	135,369	132,929	127,671	126,804	124,630	2,440	1.8%	10,739	8.6%
Time deposits	5,653	6,143	4,368	4,679	4,970	(490)	(8.0)%	683	13.7%
Corporate treasury time deposits	—	—	—	1	2	—	NM	(2)	(100.0)%
Total Deposits	$141,022	$139,072	$132,039	$131,484	$129,602	$1,950	1.4%	$11,420	8.8%

	As of
						3/31/2022		3/31/2022
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	vs. 12/31/2021		vs. 3/31/2021
Consumer Bank Segment	$85,219	$82,849	$79,873	$78,428	$77,381	$2,370	2.9%	$7,838	10.1%
Corporate Bank Segment	42,836	42,689	41,442	43,147	42,211	147	0.3%	625	1.5%
Wealth Management Segment	10,420	10,853	10,251	9,477	9,537	(433)	(4.0)%	883	9.3%
Other (1)	2,547	2,681	473	432	473	(134)	(5.0)%	2,074	438.5%
Total Deposits	$141,022	$139,072	$132,039	$131,484	$129,602	$1,950	1.4%	$11,420	8.8%

	As of
						3/31/2022		3/31/2022
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	vs. 12/31/2021		vs. 3/31/2021
Wealth Management - Private Wealth	$9,472	$10,033	$9,046	$8,614	$8,589	$(561)	(5.6)%	$883	10.3%
Wealth Management - Institutional Services	948	820	1,205	863	948	128	15.6%	—	—%
Total Wealth Management Segment Deposits	$10,420	$10,853	$10,251	$9,477	$9,537	$(433)	(4.0)%	$883	9.3%

					As of
End of Period Deposits by Percentage					3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Interest-free deposits					42.3%	42.0%	43.3%	42.9%	43.2%
Interest-bearing checking					19.9%	20.1%	19.1%	19.4%	19.1%
Savings					11.4%	10.9%	11.0%	10.7%	10.4%
Money market—domestic					22.5%	22.6%	23.3%	23.4%	23.5%
Low-cost deposits					96.1%	95.6%	96.7%	96.4%	96.2%
Time deposits					3.9%	4.4%	3.3%	3.6%	3.8%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	1Q22	4Q21	3Q21	2Q21	1Q21	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Interest-free deposits	$58,117	$57,840	$56,999	$56,595	$51,839	$277	0.5%	$6,278	12.1%
Interest-bearing checking	27,771	26,000	25,277	25,044	24,171	1,771	6.8%	3,600	14.9%
Savings	15,539	14,854	14,328	13,914	12,340	685	4.6%	3,199	25.9%
Money market—domestic	31,402	31,483	30,765	30,762	29,425	(81)	(0.3)%	1,977	6.7%
Low-cost deposits	132,829	130,177	127,369	126,315	117,775	2,652	2.0%	15,054	12.8%
Time deposits	5,905	6,505	4,527	4,813	5,158	(600)	(9.2)%	747	14.5%
Corporate treasury time deposits	—	—	1	1	4	—	NM	(4)	(100.0)%
Corporate treasury other deposits	—	—	—	3	—	—	NM	—	NM
Total Deposits	$138,734	$136,682	$131,897	$131,132	$122,937	$2,052	1.5%	15,797	12.8%

	Average Balances
($ amounts in millions)	1Q22	4Q21	3Q21	2Q21	1Q21	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Consumer Bank Segment	$83,054	$80,930	$79,098	$78,200	$72,949	$2,124	2.6%	$10,105	13.9%
Corporate Bank Segment	42,609	42,659	42,525	42,966	40,285	(50)	(0.1)%	2,324	5.8%
Wealth Management Segment	10,407	10,054	9,873	9,519	9,281	353	3.5%	1,126	12.1%
Other (1)	2,664	3,039	401	447	422	(375)	(12.3)%	2,242	NM
Total Deposits	$138,734	$136,682	$131,897	$131,132	$122,937	$2,052	1.5%	$15,797	12.8%

	Average Balances
($ amounts in millions)	1Q22	4Q21	3Q21	2Q21	1Q21	1Q22 vs. 4Q21		1Q22 vs. 1Q21
Wealth Management - Private Wealth	$9,591	$9,266	$9,036	$8,673	$8,442	$325	3.5%	$1,149	13.6%
Wealth Management - Institutional Services	816	788	837	846	839	28	3.6%	(23)	(2.7)%
Total Wealth Management Segment Deposits	$10,407	$10,054	$9,873	$9,519	$9,281	$353	3.5%	$1,126	12.1%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
Tangible Common Ratios
The following tables provide the calculation of the end of period “tangible common shareholders’ equity” and "tangible common book value per share" ratios, and a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Tangible Common Ratios
Shareholders’ equity (GAAP)		$16,982	$18,326	$18,605	$18,252	$17,862
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,656
Intangible assets (GAAP)		6,040	6,049	5,282	5,289	5,295
Deferred tax liability related to intangibles (GAAP)		(101)	(100)	(97)	(96)	(96)
Tangible common shareholders’ equity (non-GAAP)	A	$9,384	$10,718	$11,761	$11,400	$11,007
Total assets (GAAP)		$164,082	$162,938	$156,153	$155,610	$153,331
Less:
Intangible assets (GAAP)		6,040	6,049	5,282	5,289	5,295
Deferred tax liability related to intangibles (GAAP)		(101)	(100)	(97)	(96)	(96)
Tangible assets (non-GAAP)	B	$158,143	$156,989	$150,968	$150,417	$148,132
Shares outstanding—end of quarter	C	933	942	955	955	961
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	A/B	5.93%	6.83%	7.79%	7.58%	7.43%
Tangible common book value per share (non-GAAP) (1)	A/C	$10.06	$11.38	$12.32	$11.94	$11.46
_________
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.
•Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic, including the COVID-19 pandemic, could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses, including our recently completed acquisitions of EnerBank, Sabal, and Clearsight, and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes, or might be less than projected; difficulties in integrating the businesses; and the inability of Regions to effectively cross-sell products following these acquisitions.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2022 Earnings Release
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover and exclusive forum laws and provision in our certificate of incorporation and bylaws.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC.
Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the COVID-19 pandemic (including the impact of additional variants and resurgences), the effectiveness, availability and acceptance of any vaccines or therapies, and the direct and indirect impact of the COVID-19 pandemic on our customers, third parties and us.
The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.